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                                                                   EXHIBIT 10.44

                                   EUROPEAN
                                REVOLVING NOTE


$4,000,000.00                                                  December 29, 1999


     This European Revolving Note is executed and delivered under and pursuant to the terms of that certain Third Amended and Restated Revolving Credit and Security Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the "Loan Agreement") by and among WinCup Holdings, Inc., Radnor Chemical Corporation, Radnor Holdings Corporation, Radnor Delaware, Inc., StyroChem U.S., Ltd., StyroChem Delaware, Inc., and WinCup Texas, Ltd. (each, a "U.S. Borrower" and jointly and severally, the "U.S. Borrowers"), and StyroChem Europe (The Netherlands) B.V., StyroChem Finland OY, ThermiSol Denmark A/S, ThermiSol Finland OY and ThermiSol Sweden AB (each a "European Borrower" and jointly and severally, the "European Borrowers"; the European Borrowers together with the U.S. Borrowers, each a "Borrower" and collectively, the "Borrowers"), the financial institutions named therein and the financial institutions which hereafter become a party thereto (collectively, the "Lenders") and Bank of America, N.A. as administrative and collateral agent for the Lenders (in such capacity, the "Agent"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

     FOR VALUE RECEIVED, the European Borrowers jointly and severally hereby promise to pay to the order of FIRST UNION NATIONAL BANK (the "Bank"), at Agent's offices located at 101 N. Tryon Street, Charlotte, North Carolina 28255 or at such other place as the holder may from time to time designate to Borrower in writing:

     (i) the principal sum of FOUR MILLION DOLLARS ($4,000,000.00) or, if different from such amount, the unpaid principal balance of the Bank's Commitment Percentage of European Revolving Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, termination of the Loan Agreement pursuant to the terms thereof or repayment as required by the Loan Agreement; and

     (ii) interest in the principal amount of this Note from time to time outstanding until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.
Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

     This Note is one of the European Revolving Notes referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan
                          ----------
Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.
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     This note may be prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

     This Note shall be construed and enforced in accordance with the laws of the State of New York.

     Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

     This Note, together with the other European Revolving Notes executed and delivered under and pursuant to the terms of the Loan Agreement, amends and restates in its entirety, and is issued in full substitution and replacement for (but not satisfaction of), each European Note executed and delivered under and pursuant to the terms of the Existing Loan Agreement.


  IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of December, 1999.


                                STYROCHEM EUROPE (THE
                                NETHERLANDS), B.V.
                                STYROCHEM FINLAND OY
                                THERMISOL DENMARK A/S
                                THERMISOL FINLAND OY
                                THERMISOL SWEDEN AB


                                By:/s/ R. Radcliffe Hastings
                                   ____________________________________
                                Name: R. Radcliffe Hastings
                                     __________________________________
                                Title: Director, Authorized Rep. of each of the
                                   foregoing (or, if applicable, its general
                                   partner)

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